UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2004

PYR Energy Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-15511	95-4580642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 2450, Denver, Colorado 80202

(Address of principal executive offices)                               (Zip Code)

Registrant’s telephone number, including area code (303) 825-3748

N/A

(Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.

Exhibit Number	Exhibit Title

99.1	Presentation materials.

Item 9.  Regulation FD Disclosure.

PYR Energy Corporation (the “Company”) intends to present the materials attached as Exhibit 99.1 from time to time.  The first market trading date on or after initial utilization of the attached materials will be June 14, 2004.  The Company undertakes no obligation to update, supplement or amend the materials attached as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this report (including the exhibit) shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.  This report does not constitute a determination of whether any information included in this report is material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 11, 2004	PYR ENERGY CORPORATION

		By:	/s/ D. Scott Singdahlsen
D. Scott Singdahlsen,
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Slide Show Presentation